                                                                    EXHIBIT 10-8

                              TERMINATION AGREEMENT

                                                                    May 31, 2006

Lexington Precision Corporation
40 East 52nd Street
20th Floor
New York, NY 10022

Gentlemen:

     Wachovia Bank, National Association, successor by merger to Congress Financial Corporation, a national banking association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, "Agent"), the parties to the Loan Agreement as lenders (individually, each a "Lender" and collectively, "Lenders"), Lexington Precision Corporation, a Delaware corporation ("LPC") and Lexington Rubber Group, Inc., a Delaware corporation ("LRG" and together with LPC, individually, each a "Borrower" and collectively, "Borrowers") have entered into financing arrangements pursuant to which to which Lenders (or Agent on behalf of Lenders) have made loans and advances (collectively, the "Loans") and provided other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated December 18, 2003, by and among Agent, Lenders and Borrowers (as the same has been amended or supplemented prior to the date hereof, the "Loan Agreement", and together with all related agreements, documents and instruments, as each may have been amended, modified, supplemented, extended, renewed or restated, collectively, the "Financing Agreements").

     Concurrently herewith, Borrowers are entering into financing arrangements with (i) CapitalSource Finance LLC, in its capacity as agent (in such capacity, "New Revolver Agent") for the lenders under such financing arrangements (such lenders being collectively the "New Revolver Lenders"), and (ii) CSE Mortgage LLC, in its capacity as agent (in such capacity, "New Term Agent") for the lenders under such financing arrangements (such lenders being collectively the "New Term Lenders"), and utilizing a portion of the initial loans provided by the New Revolver Lenders and/or the New Term Lenders to repay all of the Loans and related indebtedness to Agent and Lenders, other than the obligations, liabilities and indebtedness of Borrowers to Agent and Lenders arising pursuant to or in connection with the letters of credit arranged for by Agent for the account of a Borrower and listed on Exhibit A hereto (individually, a "Letter of Credit", and collectively, the "Letters of Credit").

     In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereby agrees as follows:

     1. Repayment; Pledge. Borrowers shall pay or cause to be repaid to Agent, at Borrowers' cost and expense, on the date hereof, by federal funds wire transfer the amount of

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     2. $25,123,761.37 consisting of (a) $23,128,761.37, which reflects the total amount of the Obligations of Borrowers owing to Agent and Lenders under the Financing Agreements as of May 31, 2006, and (b) $1,995,000, which shall be pledged by Borrowers to Agent as Cash Collateral (as hereinafter defined) as provided herein (collectively, the "Total Release Amount"). In the event that Agent does not receive notice of receipt of the Total Release Amount in its deposit account below prior to 3:00 p.m., New York City time, on the date hereof, the Total Release Amount shall be recalculated on each day until the Total Release Amount has been received by Agent; provided, that, if Agent receives notice of receipt of the Total Release Amount in its deposit account below after 3:00 p.m., New York City time, on any day, such funds shall be deemed received by Agent on the next business day. The Total Release Amount shall be sent to the following account of Agent:

          Wachovia Bank, National Association
          Charlotte, North Carolina
          ABA No. 053 000 219
          For credit to: Wachovia Bank, National Association
          Account No.: 5000000030279
          Re: Lexington Precision

     3. Releases.

          (a) Immediately upon the satisfaction of the conditions precedent set forth in Section 8 hereof, (i) the financing arrangements relating to the Loans as between Borrowers, on the one hand, and Agent and Lenders, on the other hand, pursuant to the Financing Agreements are hereby terminated, cancelled and of no further force and effect except for those provisions of the Financing Agreements set forth in Sections 3(a) and 3(b) below relating to the Continuing Obligations (as hereinafter defined) or those provisions thereof that otherwise expressly survive termination by their terms, (ii) Agent and Lenders shall have no further obligation to make any Loans, provide any Letter of Credit Accommodation (as defined in the Loan Agreement) or other financial accommodations or have any other duties or responsibilities in connection with the Financing Agreements except as provided in Sections 9 and 10 hereof, and to allow the continuation of the Letters of Credit (provided, that, Agent and Lenders shall have no obligation to extend the expiration date of any Letter of Credit or agree to any other amendment thereof or any waiver with respect thereto) and (iii) all security interests, pledges and liens upon any and all properties and assets of any Borrower heretofore granted by any Borrower to Agent pursuant to the Financing Agreements are hereby irrevocably released, discharged and terminated (except with respect to the Cash Collateral as provided herein). Such release, discharge and termination shall be effective notwithstanding the Continuing Obligations or Section 7 hereof.

          (b) Each Borrower hereby releases, discharges and acquits Agent and Lenders, their respective officers, directors, agents and employees and its and their respective successors and assigns, from all obligations to any Borrower (and its respective successors and assigns), except as set forth in Sections 9 and 10 hereof, and from any and all claims, demands, debts, accounts, contracts, liabilities, actions and causes of actions, whether in law or in equity, that any Borrower at any time had or has, or that its successors and assigns hereafter can or may have against Agent and Lenders, their respective officers, directors, agents or employees and its and their respective successors and assigns, except to the extent arising out of this Agreement.


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     4. Cash Collateral.

          (a) As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Continuing Obligations set forth in Sections 4(a) and (b) in respect of the Letters of Credit, Borrowers hereby irrevocably assign, pledge, hypothecate, transfer, set over to Agent, and grant to Agent a security interest in and right to set off against the sum specified in clause (b) of Section 1 above, which sum has been remitted to Agent, and all proceeds thereof (the "Cash Collateral"). The Cash Collateral shall be held by Agent in an account designated by Agent for such purpose in its books and records and may be commingled with Agent's own funds.

          (b) Agent shall hold the Cash Collateral (less any amounts thereof applied to such Continuing Obligations, including payments of the Letter of Credit Obligations or Letters of Credit returned to Borrowers pursuant to this paragraph) in an amount equal to one hundred five (105%) percent of the undrawn face amount of each of the Letters of Credit until, as to each Letter of Credit, the earlier of (i) thirty (30) days after the expiration date of such Letter of Credit, after which Agent shall remit to Borrowers, without interest, an amount equal to the face value of such Letter of Credit (provided, that, no drawing or purported drawing has been received prior to the thirtieth (30th) day following the stated expiration date of such Letter of Credit), and (ii) five (5) days after the receipt by Agent of either (A) the original Letters of Credit returned for cancellation or (B) evidence, in form and substance reasonably satisfactory to Agent, that such Letter of Credit has been cancelled, and thereafter Agent shall remit to Borrowers an amount equal to the face value of each letter of credit so cancelled, less any costs or fees accrued in connection therewith. In the event of a drawing on any Letter of Credit, Agent will apply the cash Collateral to satisfy any reimbursement obligations of the Borrowers in respect of any drawing on any Letter of Credit. Upon later of (i) thirty (30) days after the expiration of all Letters of Credit which have not been returned for cancellation or (ii) five (5) days after all Letters of Credit have been cancelled as provided in clause (ii) above, Agent shall release and remit to Borrowers any remaining Cash Collateral then held by Agent in respect of each of the Letters of Credit.

     5. Continuing Obligations. Notwithstanding anything to the contrary contained herein, Borrowers are not released from, and hereby ratify and confirm their continuing liability to Agent and Lenders for, the indefeasible payment and satisfaction in full of the following (collectively, the "Continuing Obligations"):

          (a) all obligations of Borrowers arising pursuant to or in connection with the Letters of Credit, including, without limitation, (i) the obligation to pay Agent and Lenders for amounts paid or payable by Agent or Lenders to the issuer in respect of amounts drawn under any Letter of Credit, which amounts shall be due and payable to Agent and Lenders, without notice or demand, at the option of Agent, immediately upon any such drawing under such Letter of Credit and (ii) all letter of credit fees, charges and expenses (including bank charges and expenses) accrued and accruing in respect of the Letters of Credit, which fees owing to Agent and Lenders shall be payable at the rate set forth in
Section 2.2(b) of the Loan Agreement as in effect immediately prior to the effectiveness of this Agreement, and shall be due and payable each week upon Borrowers receipt of a statement or invoice therefor;


                                       3

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          (b) interest (at the interest rate provided for in Section 3.1 of the
Loan Agreement) upon all amounts owed to Agent and Lenders in respect of the Letters of Credit or otherwise in respect of the Continuing Obligations, which interest shall accrue from the date of any drawing under the Letters of Credit or such other date on which each such amount is due under the terms of the Financing Agreements as in effect immediately prior to the effectiveness hereof, until Agent and Lenders have received full and final payment thereof in immediately available funds;

          (c) all obligations of Borrowers to Agent and Lenders hereunder, including without limitation, the obligations described in Sections 5, 6 and 8 hereof, which shall be due and payable on demand;

          (d) any costs and expenses incurred by Agent and Lenders, including attorneys' fees and legal expenses in connection with the termination of the Financing Agreements, which shall be due and payable on demand; and

          (e) all indemnification obligations and other obligations in favor of Agent and Lenders that, pursuant to the terms of the Financing Agreements as in effect immediately prior to the effectiveness hereof, survive the termination thereof, which shall be due and payable on demand.

          (f) All of the Continuing Obligations shall be (i) due and payable upon demand by Agent on Borrowers, and (ii) payable without offset, defense or counterclaim of any kind, nature or description.

     6. Indemnification for Returned Items and Related Expenses.

          (a) Each Borrower agrees, jointly and severally, to indemnify Agent and Lenders from any and all loss, cost, damage or expense (including attorneys' fees and legal expenses) which Agent or Lenders may suffer or incur at any time as a result of or in connection with: (i)any non-payment, claim, refund or dishonor of any checks or other similar items which have been credited by Agent to the account of Borrowers with Agent and (ii) any bookkeeping, accounting or other errors in calculation of any amount to be paid to Agent and Lenders hereunder requiring an adjustment thereto, together with any expenses or other charges incident thereto and in addition, each Borrower agrees jointly and severally to pay Agent and Lenders on demand all reasonable costs and expenses (including reasonable attorneys' fees and legal expenses) incurred in connection with this letter agreement and any instruments or documents contemplated hereunder. The provisions of this Section 4(a) shall not apply to any amounts owed pursuant to Section 7 hereof.

          (b) In addition, and not in limitation of the rights to indemnification in its favor provided for in Section 4(a) above from Borrowers, New Revolver Agent agrees to indemnify Agent and Lenders from, and hold Agent and Lenders harmless against, all loss, cost, damage or expense (including attorneys' fees) which Agent and Lenders may suffer or incur at any time as a result of any non-payment, claim, refund or dishonor of any checks or other items that have been credited by Agent to the account of a Borrower with Agent in determining the amount to be paid to Agent under Section 1 hereof, together with any expenses or other charges incident thereto. The amount of any such loss, cost, damage or expense indemnified hereupon shall be paid to


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Agent and Lenders promptly by New Revolver Agent upon Agent's demand therefor, sent in writing at any time within sixty (60) days after the date hereof, and the amount of the demand shall be conclusive upon New Revolver Agent. Without limitation, it is understood that the obligation of New Revolver Agent to make such payments for the amounts indemnified hereupon shall not be conditioned upon any prior demand by Agent upon Borrowers.

          (c) Borrowers authorize the foregoing indemnification of Agent and Lenders by New Revolver Agent and agree that New Revolver Agent may pay any and all amounts demanded by Agent pursuant to the foregoing indemnification and New Revolver Agent may treat such amounts as advances to Borrowers and charge the amounts to any account of Borrowers with New Revolver Agent, all without inquiry as to whether such amounts are actually due and owing to Agent and Lenders and without regard to any dispute or claim that Borrowers may have or assert against Agent and Lenders and/or other parties.

     7. Rights in Instruments. Notwithstanding anything to the contrary contained herein, Agent and each Lender reserve all of its rights in and to any checks or similar instruments for payment of money heretofore received by Agent or any Lender in connection with its arrangements with Borrowers, and all of their rights to any monies due or to become due under said checks or similar instruments and/or all of its claims thereon, but only if, and to the extent, that the Borrowers' account with Agent has been credited for such monies, checks or similar instruments and Borrower has not otherwise paid or reimbursed Agent therefor.

     8. Reinstatement. Notwithstanding anything to the contrary contained herein, in the event any payment made to, or other amount or value received by, Agent or Lenders from or for the account of any Borrower is avoided, rescinded, set aside or must otherwise be returned or repaid by Agent and Lenders whether in any bankruptcy, reorganization, insolvency or similar proceeding involving any Borrower or otherwise, the indebtedness intended to be repaid thereby shall be reinstated (without any further action by any party) and shall be enforceable against each Borrower and its respective successors or assigns. In such event, each Borrower shall be and remain jointly and severally liable to Agent and Lenders for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Agent or such Lender.

     9. Conditions Precedent. The effectiveness of the termination and release contained in Section 2(a) above and any UCC Financing Statement Amendments providing for the termination of financing statements naming Agent as secured party and any Borrower as debtor or other release documents releasing any security interests or other liens in favor of Agent that are delivered in connection herewith (and any authorization to file such termination statements or release documents) is subject to and conditioned upon the receipt by Agent of each of the following on or prior to the date hereof:

          (a) cash or other immediately available funds in the amounts set forth in Section 1 above; and

          (b) an original of this Agreement (or a photocopy of an executed original or executed original counterparts of this Agreement by facsimile or other electronic transmission), duly authorized, executed and delivered by the parties hereto.


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     10. Release Documents; Authorization to File. Upon the satisfaction of the conditions precedent set forth in Section 8 above: (a) Agent, at Borrowers' expense, shall deliver to any Borrower or New Revolver Agent (or any person that Agent believes in good faith represents any Borrower or New Revolver Agent) and, if applicable, execute: (i) all Uniform Commercial Code termination statements to effectuate the release of record of the financing statements between Agent, as secured party, and any Borrower, as debtor, that are currently filed of record and for which Agent has or is provided with the recording information and mortgage releases and release of security interests in patents and trademarks to effectuate the release of record of mortgages or security interests in patents and trademarks granted by a Borrower to Agent that are currently filed of record and for which Agent has the recording information, (ii) the original stock certificate for the shares of LRG pledged by LPC to Agent pursuant to the Financing Agreements and (b) each of New Revolver Agent, New Term Loan Agent and the Borrowers is authorized by Agent to file all UCC termination statements and such other release documents on behalf of Agent or otherwise as are necessary to terminate of record any security interests, pledges or other liens in favor of the Agent (except that Agent shall retain a lien on the Cash Collateral by virtue of Agent's possession thereof).

     11. Further Assurances. At the request of Borrowers or New Revolving Agent, at Borrowers' expense, Agent agrees to execute and deliver such other and further documents and instruments reasonably acceptable to Agent, as may be reasonably requested in order to effect or evidence more fully the matters covered hereby, including, without limitation, the release of all security interests and liens in favor of Agent.

     12. Governing Law. The validity, construction and effect of this Agreement shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof and submissible into evidence and all of which together shall be deemed to be a single instrument. Delivery of an executed counterpart of this Agreement by facsimile or other method of electronic transmission shall have the same force and effect as delivery of an original executed counterpart of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their authorized officers as of the date and year first above written.

                                       Very truly yours,

                                       WACHOVIA BANK, NATIONAL ASSOCIATION,
                                       successor by merger to Congress Financial
                                       Corporation, as Agent and a Lender


                                       By: /s/ Herb Korn
                                           -------------------------------------
                                       Title: Vice President


                                       ABLECO FINANCE LLC, on behalf of itself
                                       and its affiliate assigns, as a Lender


                                       By: /s/ Daniel E. Wolf
                                           -------------------------------------
                                       Title: Senior Vice President


LEXINGTON PRECISION CORPORATION


By: /s/ Michael A. Lubin
    --------------------------------
Title: Chairman


LEXINGTON RUBBER GROUP, INC.


By: /s/ Michael A. Lubin
    --------------------------------
Title: Chairman


AGREED AS TO SECTION 4(b):

CAPITALSOURCE FINANCE LLC


By: /s/ Stephen M. Klein
    --------------------------------
Title: Managing Director Business
       Credit Group


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

                                    EXHIBIT A
                                       TO
                              TERMINATION AGREEMENT

                          OUTSTANDING LETTERS OF CREDIT

                                   LETTER OF
           APPLICANT              CREDIT NO.       AMOUNT      EXPIRATION DATE
           ---------              ----------   -------------   ---------------
Lexington Precision Corporation    SM204450W   $1,000,000.00      6/30/2007
Lexington Precision Corporation    SM422553W   $  325,000.00      1/13/2007
Lexington Precision Corporation    SM209077W   $  575,000.00      6/30/2007
TOTAL                                          $1,900,000.00
                                               =============


                                       A-1